AMENDMENT NO. 1

TO

SUB-ADVISORY CONTRACT

This Amendment dated as of August 15, 2019, amends the Sub-Advisory Contract (the “Contract”) between Invesco Advisers, Inc. (the “Adviser”) and OppenheimerFunds, Inc. (the “Sub-Adviser”).

WHEREAS, the parties agree to amend the Contract to remove Invesco Oppenheimer Institutional Government Money Market Fund, a series portfolio of Short-Term Investments Trust, due to liquidation, effective August 15, 2019;

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Oppenheimer Capital Appreciation Fund

Invesco Oppenheimer Discovery Fund

Invesco Oppenheimer Equity Income Fund

Invesco Oppenheimer Master Loan Fund

Invesco Oppenheimer Real Estate Fund

Invesco Oppenheimer Senior Floating Rate Fund

Invesco Oppenheimer Senior Floating Rate Plus Fund

Invesco Oppenheimer Short Term Municipal Fund

Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Oppenheimer Dividend Opportunity Fund

Invesco Oppenheimer Main Street Fund®

Invesco Oppenheimer Main Street All Cap Fund®

Invesco Oppenheimer Rising Dividends Fund

AIM Growth Series (Invesco Growth Series)

Invesco Oppenheimer International Diversified Fund

Invesco Oppenheimer Main Street Mid Cap Fund®

Invesco Oppenheimer Main Street Small Cap Fund®

Invesco Oppenheimer Master Event-Linked Bond Fund

Invesco Oppenheimer Mid Cap Value Fund

Invesco Oppenheimer Portfolio Series: Active Allocation Fund

Invesco Oppenheimer Portfolio Series: Conservative Investor Fund

Invesco Oppenheimer Portfolio Series: Growth Investor Fund

Invesco Oppenheimer Portfolio Series: Moderate Investor Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Oppenheimer Global Focus Fund

Invesco Oppenheimer Global Fund

Invesco Oppenheimer Global Opportunities Fund

Invesco Oppenheimer International Equity Fund

Invesco Oppenheimer International Growth Fund

Invesco Oppenheimer Global Multi-Asset Growth Fund

Invesco Oppenheimer International Small-Mid Company Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Oppenheimer Capital Income Fund

Invesco Oppenheimer Developing Markets Fund

Invesco Oppenheimer Discovery Mid Cap Growth Fund

Invesco Oppenheimer Emerging Markets Innovators Fund

Invesco Oppenheimer Emerging Markets Local Debt Fund

Invesco Oppenheimer Fundamental Alternatives Fund

Invesco Oppenheimer Global Allocation Fund

Invesco Oppenheimer Global Multi-Asset Income Fund

Invesco Oppenheimer Global Strategic Income Fund

Invesco Oppenheimer Global Unconstrained Bond Fund

Invesco Oppenheimer International Bond Fund

Invesco Oppenheimer Macquarie Global Infrastructure Fund

Invesco Oppenheimer Preferred Securities and Income Fund

Invesco Oppenheimer SteelPath MLP Alpha Fund

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund

Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund

Invesco Oppenheimer SteelPath MLP Income Fund

Invesco Oppenheimer SteelPath MLP Select 40 Fund

Invesco Oppenheimer SteelPath Panoramic Fund

Invesco Oppenheimer Total Return Bond Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco Oppenheimer Intermediate Income Fund

Invesco Oppenheimer Global High Yield Fund

Invesco Oppenheimer Government Cash Reserves Fund

Invesco Oppenheimer Government Money Market Fund

Invesco Oppenheimer Limited-Term Bond Fund

Invesco Oppenheimer Limited-Term Government Fund

Invesco Oppenheimer Master Inflation Protected Securities Fund

Invesco Oppenheimer Ultra-Short Duration Fund

AIM Sector Funds (Invesco Sector Funds)

Invesco OFI Pictet Global Environmental Solutions Fund

Invesco Oppenheimer Small Cap Value Fund

Invesco Oppenheimer Gold & Special Minerals Fund

Invesco Oppenheimer Value Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco Oppenheimer Intermediate Term Municipal Fund

Invesco Oppenheimer Municipal Fund

Invesco Oppenheimer Rochester® AMT-Free Municipal Fund

Invesco Oppenheimer Rochester ®AMT-Free New York Municipal Fund

Invesco Oppenheimer Rochester® California Municipal Fund

Invesco Oppenheimer Rochester® Municipals Fund

Invesco Oppenheimer Rochester® High Yield Municipal Fund

Invesco Oppenheimer Rochester® Limited Term California Municipal Fund

Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund

Invesco Oppenheimer Rochester® New Jersey Municipal Fund

Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco Oppenheimer V.I. Capital Appreciation Fund

Invesco Oppenheimer V.I. Conservative Balanced Fund

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund

Invesco Oppenheimer V.I. Global Fund

Invesco Oppenheimer V.I. Global Strategic Income Fund

Invesco Oppenheimer V.I. Government Money Fund

Invesco Oppenheimer V.I. International Growth Fund

Invesco Oppenheimer V.I. Main Street Fund®

Invesco Oppenheimer V.I. Main Street Small Cap Fund®

Invesco Oppenheimer V.I. Total Return Bond Fund”

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Senior Vice President

OPPENHEIMERFUNDS, INC.

Sub-Adviser

By:	/s/ Robert H. Rigsby

Name:	Robert H. Rigsby

Title:	Vice President